Form N-SAR

Sub-Item 77C
Matters Submitted to a Vote of Security Holders
2-37393, 811-1879

Shareholder Meeting

Janus Mid Cap Value Fund
------------------------

A Special Meeting of Shareholders of Janus Mid Cap Value Fund was held on October 30, 2008 and adjourned and reconvened on December 16, 2008. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1

To approve a new subadvisory agreement between Janus Capital Management LLC and Perkins, Wolf, McDonnell and Company, LLC, with respect to Janus Mid Cap Value Fund, so that Perkins, Wolf, McDonnell and Company, LLC can continue to serve as Janus Mid Cap Value Fund's subadviser.

-------------------------------------------------------------------------------------------------------------------------------
                                                                               Number of Votes
-------------------------------------------------------------------------------------------------------------------------------
                           Record Date                                                                             Broker
          Fund                Votes           Affirmative               Against                Abstain            Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
Janus Mid Cap Value Fund   7,461,933,731      3,193,308,226           132,040,290            163,240,661         619,409,843
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                              Percentage of Total Outstanding Votes                         Percentage Voted
--------------------------------------------------------------------------------------------------------------------------------
                                                                Broker                                              Broker
         Fund            Affirmative    Against    Abstain     Non-Vote     Affirmative     Against    Abstain     Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
  Janus Mid Cap Value       42.79%       1.77%      2.19%       8.30%          77.74%        3.21%       3.97%      15.08%
         Fund
--------------------------------------------------------------------------------------------------------------------------------

Proposal 2

To approve an amended and restated investment advisory agreement between Janus Capital Management LLC and Janus Investment Fund, on behalf of Janus Mid Cap Value Fund, to reallocate the obligation to compensate any subadviser engaged by Janus Capital.

-----------------------------------------------------------------------------------------------------------------------------
                                                                               Number of Votes
-----------------------------------------------------------------------------------------------------------------------------
                           Record Date                                                                             Broker
          Fund                Votes           Affirmative               Against                Abstain            Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
Janus Mid Cap Value Fund   7,461,933,731      3,100,642,860           184,505,111            203,441,228         619,409,821
-----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                              Percentage of Total Outstanding Votes                         Percentage Voted
-------------------------------------------------------------------------------------------------------------------------------
                                                                Broker                                              Broker
         Fund            Affirmative    Against    Abstain     Non-Vote     Affirmative     Against    Abstain     Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
  Janus Mid Cap Value       41.55%       2.47%      2.73%       8.30%          75.48%        4.49%       4.95%      15.08%
         Fund
-------------------------------------------------------------------------------------------------------------------------------

Janus Small Cap Value Fund
--------------------------

A Special Meeting of Shareholders of Janus Small Cap Value Fund was held on October 30, 2008 and adjourned and reconvened on November 25, 2008. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1

To approve a new subadvisory agreement between Janus Capital Management LLC and Perkins, Wolf, McDonnell and Company, LLC, with respect to Janus Small Cap Value Fund, so that Perkins, Wolf, McDonnell and Company, LLC can continue to serve as Janus Small Cap Value Fund's subadviser.

------------------------------------------------------------------------------------------------------------------------------
                                                                               Number of Votes
------------------------------------------------------------------------------------------------------------------------------
                           Record Date                                                                             Broker
          Fund                Votes           Affirmative               Against                Abstain            Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
 Janus Small Cap Value     1,303,681,550      651,361,230              7,648,627              11,071,797               0
          Fund
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                               Percentage of Total Outstanding Votes                        Percentage Voted
-----------------------------------------------------------------------------------------------------------------------------
                                                                Broker                                              Broker
         Fund            Affirmative    Against    Abstain     Non-Vote     Affirmative     Against    Abstain     Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
 Janus Small Cap Value      49.96%       0.59%      0.85%       0.00%          97.21%        1.14%       1.65%      0.00%
         Fund
-----------------------------------------------------------------------------------------------------------------------------

Proposal 2

To approve an amended and restated investment advisory agreement between Janus Capital Management LLC and Janus Investment Fund, on behalf of Janus Small Cap Value Fund, to reallocate the obligation to compensate any subadviser engaged by Janus Capital, and to change the investment advisory fee rate from a fixed rate to a rate that adjusts up or down based upon Janus Small Cap Value Fund's performance relative to its benchmark index, the Russell 2000(R) Value Index.

------------------------------------------------------------------------------------------------------------------------------
                                                                               Number of Votes
------------------------------------------------------------------------------------------------------------------------------
                           Record Date                                                                             Broker
          Fund                Votes           Affirmative               Against                Abstain            Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
 Janus Small Cap Value     1,303,681,550      644,675,135             11,890,368              13,516,108             44
          Fund
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                               Percentage of Total Outstanding Votes                         Percentage Voted
------------------------------------------------------------------------------------------------------------------------------
                                                                Broker                                              Broker
         Fund            Affirmative    Against    Abstain     Non-Vote     Affirmative     Against    Abstain     Non-Vote
-------------------------------------------------------------------------------------------------------------------------------
 Janus Small Cap Value      49.45%       0.91%      1.04%       0.00%          96.21%        1.77%       2.02%      0.00%
         Fund
------------------------------------------------------------------------------------------------------------------------------